UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 1, 2010

Date of Report (Date of earliest event reported)

AMC ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8747	43-1304369
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
c/o AMC Entertainment Inc. 920 Main Street Kansas City, Missouri 64105-1977
(Address, including zip code, of registrant’s principal executive offices)

(816) 221-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On December 1, 2010, AMC Entertainment Inc. (the “Company”) announced its intent to offer through a private placement, $600 million aggregate principal amount of Senior Subordinated Notes due 2020 (the “Notes”), subject to market and other conditions.  The press release related to the Notes is attached as Exhibit 99.1 and is incorporated herein by reference.

The Company also announced today that it intends to commence a cash tender offer (the “Company Tender Offer”) to purchase any and all of its outstanding $325.0 million aggregate principal amount of its 11% Senior Subordinated Notes due 2016 (the “2016 Senior Subordinated Notes”) with the proceeds from its concurrent private placement described above.  In connection with the Company Tender Offer, the Company is soliciting consents (“Company Consents”) from holders of the 2016 Senior Subordinated Notes to certain proposed amendments, which would eliminate substantially all of the restrictive covenants and certain events of default and reduce the required notice period contained in the optional redemption provision of the indenture, as amended from time to time, dated as of January 26, 2006, between the Company, the guarantors party thereto and HSBC Bank USA, National Association, as trustee, pursuant to which the 2016 Senior Subordinated Notes were issued.

The Company also intends to distribute a portion of the net proceeds from the private placement described above to its parent, Marquee Holdings Inc. (“Marquee”), in connection with Marquee’s cash tender offer to purchase (the “Marquee Tender Offer” and, together with the Company Tender Offer, the “Tender Offers”) Marquee’s outstanding $240.8 million aggregate principal amount of 12% Senior Discount Notes due 2014 (the “2014 Marquee Notes”) announced by Marquee today.  In connection with the Marquee Tender Offer, Marquee is soliciting consents (“Marquee Consents” and, together with “Company Consents”, “Consent Solicitations”) from holders of the 2014 Marquee Notes to certain proposed amendments, which would eliminate substantially all of the restrictive covenants and certain events of default and reduce the required notice period contained in the optional redemption provision of the indenture, as amended from time to time, dated as of August 18, 2004, between Marquee and HSBC Bank USA, National Association, as trustee, pursuant to which the 2014 Marquee Notes were issued.

The press release related to the Tender Offers and the Consent Solicitations is attached as Exhibit 99.2, and is incorporated herein by reference.

The Company is disclosing under Item 7.01 of this Current Report on Form 8-K the information attached to this Report as Exhibit 99.3, which information is incorporated by reference herein.  This information, which has not been previously reported, is excerpted from a Final Confidential Offering Circular that is being disseminated in connection with the Notes offering described above.

The Company is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD.  Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.  Notwithstanding the foregoing, the information attached hereto as Exhibit 99.3 and disclosed under Item 7.01 of this Current Report on Form 8-K is incorporated by reference in the Offer to Purchase and Consent Solicitation Statement dated December 1, 2010 of the Company and Marquee with respect to any and all of the 2016 Senior Subordinated Notes and the 2014 Marquee Notes.

Item 8.01  Other Events

The Company announced that it intends to seek approval from its lenders to its Credit Agreement dated January 26, 2006 with Citicorp North America, Inc., as administrative agent, as amended, and the lenders party thereto, with respect to certain amendments to the Senior Secured Credit Facility.  The amendments, among other things, would: (i) replace the existing revolving facility with a new five year revolving facility (with higher interest rates than the existing revolving facility); (ii) extend the maturity of term loans held by term lenders who consent to such extension; (iii) increase the interest rates payable to holders of extended term loans; and  (iv) include certain other modifications to the Senior Secured Credit Facility in connection with the foregoing. There can be no assurance that the requisite lenders will agree to the requested amendments.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are being filed herewith (furnished solely for purposes of Item 7.01 of this Form 8-K):

99.1	Press Release of the Company Relating to the Notes Offering, dated December 1, 2010.

99.2	Press Release of the Company and Marquee Relating to the Tender Offers and the Consent Solicitations, dated December 1, 2010.

99.3	Disclosure regarding the Company in connection with the distribution of the Final Confidential Offering Circular for the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date:	December 1, 2010	By:	/s/ CRAIG R. RAMSEY
Craig R. Ramsey
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press Release of the Company Relating to the Notes Offering, dated December 1, 2010.

99.2	Press Release of the Company and Marquee Relating to the Tender Offers and the Consent Solicitations, dated December 1, 2010.

99.3	Disclosure regarding the Company in connection with the distribution of the Final Confidential Offering Circular for the Notes.